                                                                   EXHIBIT 10(a)


CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-68077 of Morgan Stanley Dean Witter Real Estate Fund on Form N-1A of our report dated January 22, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
January 30, 2001